November 19, 2013 Fourth Quarter 2013 Earnings Conference Call November 19, 2013

November 19, 2013 2 This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’ Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, political, regulatory and economic conditions, the timing and success of our commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. AmeriGas undertakes no obligation to release revisions to its forward- looking statements to reflect events or circumstances occurring after today. About This Presentation

November 19, 2013 Jerry Sheridan CEO of AmeriGas

November 19, 2013 4 Q4 Adjusted EBITDA $34.1 $46.5 $20 $30 $40 $50 2 0 1 2 2 0 1 3 Adjusted EBITDA*, $ Millions * See appendix for Adjusted EBITDA reconciliation

November 19, 2013 5 Fiscal 2013 Adjusted EBITDA $384.3 $617.7 $0 $100 $200 $300 $400 $500 $600 $700 2 0 1 2 2 0 1 3 Adjusted EBITDA*, $ Millions * See appendix for Adjusted EBITDA reconciliation

November 19, 2013 6 Operational Update Operations • Volume increased 1% versus last year’s fourth quarter despite weather that was 6% warmer than normal • Continued decrease in operating expenses: $9.4 MM decrease from Q4 of fiscal 2012 due to Heritage synergies (excluding Heritage transition expenses) Growth Initiatives • AmeriGas Cylinder Exchange (ACE): Volume growth of 6% from the prior-year quarter, 2,800 new outlets added • National Accounts: Volume increased over 30% from the prior-year quarter • Acquisitions: Closed one acquisition, adding an annualized 4.3 MM gallons

November 19, 2013 7 Guidance & Heritage Update • FY14 Guidance $645 MM - $675 MM • Achieved all major milestones set at the beginning of the Heritage Propane integration

November 19, 2013 Q&A

November 19, 2013 Appendix

November 19, 2013 10 AmeriGas Supplemental Information: Footnotes  The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income.  EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA and Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership's EBITDA in its disclosures about its industry segments as the profitability measure for its domestic propane segment.

November 19, 2013 11 AmeriGas Partners EBITDA Reconciliation 2013 2012 2013 2012 Net (loss) income attributable to AmeriGas Partners, L.P. (54,056)$ (76,003)$ 221,222$ 11,025$ Income tax expense 1,155 925 1,671 1,931 Interest xpense 41,213 39,210 165,432 142,641 Depreciation 41,638 39,632 159,306 134,225 Amortization 10,740 10,996 43,565 34,898 EBITDA 40,690$ 14,760$ 591,196$ 324,720$ Heritage Propane acquisition and transition expense 5,793 19,295 26,539 46,187 Loss on extinguishments of debt - - - 13,349 Adjusted EBITDA 46,483$ 34,055$ 617,735$ 384,256$ September 30, Three Months Ended Twelve Months Ended September 30,

November 19, 2013 Investor Relations: 610-337-1000 Simon Bowman (x3645) bowmans@ugicorp.com